Exhibit 10.6

VOTING RIGHTS PROXY AGREEMENT

This Shareholders’ Voting Rights Proxy Agreement (the “Proxy Agreement”) is entered into as of June 23, 2008 by and among the following parties (each a “Party” and collectively the “Parties”) :

Party A:	Xi'an Jiahui Real Estate Co., Ltd ("Jiahui")., a joint venture company incorporated under law of China;

Party B:	The undersigned shareholders of the Company;

Party C:	Shaanxi Xinyuan Real Estate Co., Ltd. ("Shaanxi"), a corporation incorporated under the laws of China (the “Company”);

Registered Address: 89 Chang’an Middle Rd., Yangming Int’l Tower 26th Floor., Xi’an, Shaanxi, China

Chairman: Shuzhen Yang

RECITALS
A.

Party A has the expertise in the business of real estate development, including sale and lease of real estate;, and has entered into a series of agreements with Party C to, among other things, provide Party C with business consulting services.

B.	Party B is engaged in the business of the development, sale and lease of, including but not limited to, the Yan Ta Shopping Mall (the “Business”);

C.

As of the date of the Proxy Agreement, Party B is comprised of the two registered shareholders of the Company, each legally holding such equity interest in the Company as set forth below on the signature page of this agreement. The total shares held by Party B collectively represent 100% of total outstanding shares of the Company.

D.	Party B desires to grant to the Board of Directors of Party A a proxy to vote all of Party B’s shares in the Company for the maximum period of time permitted by law.

NOW THEREFORE, the parties agree as follows:

1.

Party B hereby agrees to irrevocably grant and entrust Party A, for the maximum period permitted by law, with all of Party B’s voting rights as a shareholder of the Company. Party A shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of the Company.

2.

Party A may from time to time establish and amend rules to govern how Party A shall exercise the powers granted to it by Party B herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize or take any action and to sign documents evidencing the taking of such action, and Party A shall only take action in accordance with such rules

3.

All Parties to this Proxy Agreement hereby acknowledge that, regardless of any change in the equity interests of the Company, Party B shall appoint the person designated by Party A with the voting rights held by Party B. Party B shall not transfer its equity interests of the Company to any individual or company (other than Party A or the individuals or entities designated by Party A). Party B acknowledges that it will continue to perform this Proxy Agreement even if one or more than one of them no longer hold the equity interests of the Company.

4

This Proxy Agreement has been duly executed by the Parties, and, in the case of a Party which is not a natural person, has been duly authorized by all necessary corporate or other action by such Party and executed and delivered by such Party’s duly authorized representatives, as of the date first set forth above and shall be effective simultaneously.

5.

Party B represents and warrants to Party A that Party B owns all of the shares of the Company set forth below its name on the signature page below, free and clear of all liens and encumbrances, and Party B has not granted to anyone, other than Party A, a power of attorney or proxy over any of such shares or in Party B’s rights as a shareholder of Company. Party B further represents and warrants that the execution and delivery of this Proxy Agreement by Party B will not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to Party B.

6

This Proxy Agreement may not be terminated without the unanimous consent of both Parties, except that Party A may, by giving thirty (30) days prior written notice to Party B hereto, terminate this Proxy Agreement

7.	Any amendment and/or rescission shall be agreed by the Parties in writing.

8.	The execution, validity, construction and performance of this Proxy Agreement shall be governed by the laws of PRC.

9.	This Proxy Agreement has been executed in four (4) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.

10.

The Parties agree that in case of disputes arising from this Proxy Agreement, the Parties shall settle their dispute through mediation, not in a lawsuit brought in Court. If the Parties cannot reach a settlement 45 days after the mediation, the dispute shall be referred to and determined by arbitration in the China International Economic and Trade Arbitration Commission (“CIETAC”) Shanghai Branch upon the initiation of any Party in accordance with the then applicable arbitration rules of CIETAC. The written decision of the arbitrator shall be binding and conclusive on the Parties hereto and enforceable in any court of competent jurisdiction.

11.	Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that this Agreement shall be deemed effective as of June 1, 2008.

[SIGNATURE PAGE FOLLOWS]

Party A:	Xi'an Jiahui Real Estate Co., Ltd ("Jiahui"), a joint venture company incorporated under law of China

Legal/Authorized Representative: /s/ Rong (Amy) Wu
Name: Rong (Amy) Wu
Title: President

PARTY B:

/s/ Shuzhen Yang
Shuzhen Yang ID card No.: 610113195702011323 owns 16% shares of Shaanxi Xinyuan Real Estate Co., Ltd. ("Shaanxi")

Shaanxi Jiahui Group Legal/Authorized Representative:
/s/ Yingming Wang
Yingming Wang ID card No.: 610113196307241633 Owns 84% shares of Shaanxi Xinyuan Real Estate Co., Ltd. ("Shaanxi")

PARTY C:	Shaanxi Xinyuan Real Estate Co., Ltd. ("Shaanxi")

Legal/Authorized Representative: /s/ Shuzhen YANG
Name: Shuzhen YANG
Title: President